Exhibit 99.1

PRELIMINARY PROXY

LEGATO MERGER CORP. II

777 Third Avenue, 37th Floor

New York, New York 10017

(212) 319-7676

ANNUAL MEETING

YOUR VOTE IS IMPORTANT

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

FOR THE ANNUAL MEETING TO BE HELD ON

[●], 2022

The undersigned, revoking any previous proxies relating to these shares with respect to the proposals set forth herein, hereby acknowledges receipt of the proxy statement/prospectus dated [●], 2022, in connection with the Annual Meeting of stockholders of Legato Merger Corp. II (“Legato II”) to be held at [●] a.m. ET on [●], 2022, which will be a virtual meeting held online at https://                     for the sole purpose of considering and voting upon the following proposals, and hereby appoints Gregory Monahan, Eric S. Rosenfeld and Adam Jaffe, and each of them (with full power to act alone), the attorneys and proxies of the undersigned, with power of substitution to each, to vote all shares of common stock of Legato II registered in the name provided, which the undersigned is entitled to vote at the Annual Meeting, and at any adjournments thereof, with all the powers the undersigned would have if personally present. Without limiting the general authorization hereby given, said proxies are, and each of them is, instructed to vote or act as follows on the proposals set forth in this Proxy.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED HEREIN. IF A SIGNED AND DATED PROXY IS RETURNED BUT NO DIRECTIONS ARE GIVEN, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED “FOR” ALL PROPOSALS.

THE LEGATO BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE BUSINESS COMBINATION PROPOSAL (PROPOSAL 1), “FOR” EACH OF THE CHARTER PROPOSALS (PROPOSALS NOS. 2.A THROUGH 2.C), “FOR” THE DIRECTOR NOMINEES NAMED IN THE DIRECTOR ELECTION PROPOSAL (PROPOSAL 3), “FOR” THE NASDAQ PROPOSAL (PROPOSAL 4), “FOR” THE INCENTIVE PLAN PROPOSAL (PROPOSAL 5) AND “FOR” THE ADJOURNMENT PROPOSAL (PROPOSAL 6).

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY AS SOON AS POSSIBLE.

Important Notice Regarding the Availability of Proxy Materials for the
Annual Meeting of Stockholders to be held on [●], 2022.

This notice of Annual Meeting of stockholders and the accompanying proxy statement/prospectus are available at: [WEBSITE].

PROXY

1.	The Business Combination Proposal — to consider and vote upon a proposal to approve the Merger Agreement and the transactions contemplated thereby.	FOR ☐	AGAINST ☐	ABSTAIN ☐

2A.

Charter Proposal – increase the number of authorized shares of common stock from 50,000,000 shares to 500,000,000 shares and increase the number of authorized shares of preferred stock from 1,000,000 shares to 50,000,000 shares.

		FOR ☐	AGAINST ☐	ABSTAIN ☐

2B.	Charter Proposal – change Legato’s name from “Legato Merger Corp. II” to “Southland Holdings, Inc.”	FOR ☐	AGAINST ☐	ABSTAIN ☐

2C.	Charter Proposal – remove provisions no longer applicable to the company following the Business Combination.	FOR ☐	AGAINST ☐	ABSTAIN ☐

3.	The Director Election Proposal – to consider and vote upon a proposal to elect the director nominees identified below who will serve as a director of Legato upon consummation of the Business Combination

Michael “Kyle” Burtnett – Class I (2023)	FOR ☐	WITHHOLD ☐

Mario Ramirez – Class I (2023)	FOR ☐	WITHHOLD ☐

Brian Pratt – Class II (2024)	FOR ☐	WITHHOLD ☐

Izilda “Izzy” Martins – Class II (2024)	FOR ☐	WITHHOLD ☐

Frankie “Frank” S. Renda – Class III (2025)	FOR ☐	WITHHOLD ☐

Walter Timothy “Tim” Winn – Class III (2025)	FOR ☐	WITHHOLD ☐

Gregory Monahan – Class III (2025)	FOR ☐	WITHHOLD ☐

4.	The Nasdaq Proposal – to consider and vote upon a proposal, as required by the rules of the Nasdaq Stock Market, to approve the issuance of shares of Common Stock in the Business Combination in an amount greater than 20% of the number of shares of Common Stock outstanding before such issuances.	FOR ☐	AGAINST ☐	ABSTAIN ☐

5.	The Incentive Plan Proposal – to consider and vote upon a proposal to approve the 2022 Long-Term Incentive Equity Plan.	FOR ☐	AGAINST ☐	ABSTAIN ☐

6.	The Adjournment Proposal - to consider and vote upon a proposal to adjourn the annual meeting to a later date or dates if it is determined that additional time is necessary to complete the Business Combination for any reason.	FOR ☐	AGAINST ☐	ABSTAIN ☐

☐ MARK HERE FOR ADDRESS CHANGE AND NOTE AT RIGHT

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY. ANY VOTES RECEIVED AFTER A MATTER HAS BEEN VOTED UPON WILL NOT BE COUNTED. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED HEREIN. IF A SIGNED AND DATED PROXY IS RETURNED BUT NO DIRECTIONS ARE GIVEN, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED “FOR” ALL PROPOSALS.

Dated: _________________________ 2022

Stockholder’s Signature

Stockholder’s Signature

Signature should agree with name printed hereon. If stock is held in the name of more than one person, EACH joint owner should sign. Executors, administrators, trustees, guardians, and attorneys should indicate the capacity in which they sign. Attorneys should submit powers of attorney.

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